EXHIBIT 4.1

EXECUTION COPY

CYTEC INDUSTRIES INC.
Debt Securities
UNDERWRITING AGREEMENT

June 24, 2003

ABN AMRO Incorporated
Park Avenue Plaza
55 East 52nd Street
New York, NY  10055

Wachovia Securities, LLC
One Wachovia Center
301 College Street
Charlotte, NC  28288-0604

As Representatives of the several Underwriters

Ladies and Gentlemen:

     Cytec Industries Inc., a Delaware corporation (the “Company”), confirms its agreement with Wachovia Securities, LLC (“Wachovia”), ABN AMRO Incorporated (“ABN AMRO”) and each of the other underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Wachovia and ABN AMRO are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company of a total of its securities identified in Exhibit B hereto (the “Securities”), to be issued under an indenture (the “Indenture”) dated as of March 15, 1998, as amended by the First Supplemental Indenture dated as of May 11, 1998, between the Company and JPMorgan Chase Bank (as successor to PNC Bank, National Association, under the Indenture) as trustee (the “Trustee”).  The terms of such sale, pursuant to this Agreement, are described in Exhibit B hereto.  Certain terms used in this Agreement are defined in Section 15 hereof.

     The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

     Promptly after the execution of this Agreement, the Company will prepare and file with the Commission in accordance with the provisions of Rule 424(b) a prospectus supplement relating to the Securities (the “Prospectus Supplement”), together with the related prospectus dated December 22, 2000 (the “Base Prospectus”), and the Company has previously advised you of all information (financial and other) that will be set forth therein.  The Prospectus Supplement and the Base Prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated reference therein pursuant to Item 12 of Form S-3 under the 1933 Act as of the date of the Prospectus Supplement, are herein called, collectively, the “Prospectus.”

     SECTION 1.     Representations and Warranties.   The Company represents and warrants to each Underwriter as of the date hereof and as of the Closing Date referred to in Section 2(c) hereof and agrees with each Underwriter, as follows:

     (a)   Compliance with Registration Requirements.  The Company meets the requirements for use of Form S-3 under the 1933 Act.  The Initial Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Initial Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times, the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or become effective, at any time subsequent to the effective date of the Initial Registration Statement that the Company filed an Annual Report on Form 10-K or Form 10K/A with the Commission and at the Closing Date, the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act of 1939, as amended (“Trust Indenture Act”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Indenture did and will comply in all material respects with the requirements of the Trust Indenture Act and the rules thereunder.  Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement is issued, at the Closing Date, and at any time when a prospectus is required by applicable law to be delivered in connection with sales of Securities, will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties in this subsection shall not apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) statements in or omissions from the Registration Statement, Preliminary Prospectus or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through either Representative expressly for use in the Registration Statement, Preliminary Prospectus or Prospectus or any amendment thereof or supplement thereto.

Each Preliminary Prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

     (b)   Incorporated Documents.  The documents incorporated by reference in the Registration Statement and the Prospectus, at the respective times they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (c)   Independent Accountants.  The accountants who certified the financial statements and supporting schedules included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

     (d)   Financial Statements.  The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules (if any) and notes, present fairly, or will present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries, for the periods specified; and all such financial statements, except as disclosed therein, have been or will be prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, as applicable.  The supporting schedules, if any, included in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein.  The Company’s ratio of earnings to fixed charges included in the Registration Statement and the Prospectus have been or will be calculated in compliance with Item 503(d) of Regulation S-K of the Commission.

     (e)   No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), except as otherwise stated therein, (A) there has been no material adverse change in the general affairs, financial position, stockholders’ equity, or results of operations of the Company and its subsidiaries considered as one enterprise, whether or not in the ordinary course of business (“Material Adverse Effect”) and (B) there have been no transactions entered into by the Company or any of its subsidiaries which are material with respect to the Company and its subsidiaries considered as one enterprise and not in the ordinary course of business.

     (f)   Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of New Jersey and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except (solely in the case of jurisdictions other than the State of New Jersey) where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

     (g)   Good Standing of Subsidiaries.  Each Material Subsidiary of the Company has been duly organized and is validly existing as a corporation, limited or general partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation, limited or general partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each such subsidiary that is a corporation, all of the issued and outstanding partnership interests of each such subsidiary that is a limited or general partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each such subsidiary that is a limited liability company have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any Lien; and none of the outstanding shares of capital stock, partnership interests or limited liability company interests, membership interests or other similar interests of any such subsidiary was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person.  Any domestic subsidiaries of the Company which are “significant subsidiaries” as defined by Rule 1-02 of Regulation S-X are listed on Exhibit C hereto under the caption “Material Subsidiaries.”

     (h)   Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

     (i)   Authorization of Securities.  The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or other laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding at law or in equity); and the Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or other laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding at law or in equity).

     (j)   Description of Securities.  The Securities conform in all material respects to all of the respective statements relating thereto contained in the Prospectus and such statements conform in all material respects to the Indenture and the other instruments and agreements defining the same.

     (k)   Absence of Defaults and Conflicts.  Neither the Company nor any of its Material Subsidiaries is in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document, except for such defaults that would not result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its Material Subsidiaries pursuant to any Company Documents, except for such conflicts, breaches, defaults or Liens that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the Organizational Documents of the Company or any of its Material Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Material Subsidiaries or any of their respective assets, properties or operations.

     (l)   Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations under this Agreement.

     (m)   Accuracy of Descriptions and Exhibits.  The information in the Prospectus under the captions “Description of the Notes,” “Certain U.S. Federal Income Tax Considerations” and “Description of Debt Securities” and the information in the Company’s Annual Report on Form 10-K for the fiscal year ended 2002 under the captions “Legal Proceedings” to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company’s charter or bylaws or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement and the Prospectus of any Company Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements required to be described or referred to in the Registration Statement, the Prospectus or the documents incorporated or deemed to be incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

     (n)   Absence of Further Requirements.  (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no waiver or consent under  any Subject Instrument, and (C) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the performance by the Company of its obligations under this Agreement, for the offering, issuance, sale or delivery of the Securities hereunder, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Prospectus, except such as have been already obtained under the 1933 Act, the 1933 Act Regulations or the Trust Indenture Act or such as may be required under state securities laws.

     (o)   Investment Company Act.  The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus, will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the 1940 Act.

     (p)   Environmental Laws.  Except as described in the Registration Statement or the Prospectus, or except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Material Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Material Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending, or to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Material Subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

     (q)   Accounting Controls.  The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that in all material respects: (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     SECTION 2.     Sale and Delivery to Underwriters; Closing.

     (a)   Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the purchase price set forth on Exhibit B  (the “Purchase Price”), the principal amount of Securities set forth in Exhibit A opposite the name of such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

     (b)   Payment.  Payment of the Purchase Price for, and delivery of certificates for, the Securities shall be made at the date, time and location set forth in Exhibit B, or at such other date, time and location as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Date”).

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the Purchase Price for, the Securities.  The Representatives, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the Purchase Price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (c)   Denominations; Registration.  The Company will deliver against payment of the Purchase Price in the form of one or more permanent global securities in definitive form (the “Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company  (“DTC”) and registered in the name of Cede & Co, as nominee for DTC.  Interest in any permanent global securities will be held in book-entry form through DTC, except in the limited circumstances described in the Prospectus.

     SECTION 3.     Covenants of the Company.  The Company covenants with each Underwriter as follows:

     (a)   Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will comply with the requirements of Rule 415 and will notify the Representatives promptly, (i) when any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement (including, without limitation, any request for any amendment or supplement to the documents incorporated by reference therein) or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes.  The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the document transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such document.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b)   Filing of Amendments.  The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

     (c)   Delivery of Registration Statements.  The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement as originally filed and of each amendment thereto.

     (d)   Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.

     (e)   Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus.  If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

     (f)   Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (g)   Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

     (h)   Restriction on Sale of Securities.  The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, any notes under the Indenture, or publicly announce an intention to effect any such transaction, for a period beginning on and including the date of the pricing of the Securities through and including the Closing Date; provided, however, that  the Company may issue and sell Securities pursuant to this Agreement.

     (i)   Reporting Requirements.  The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     (j)   Preparation of Prospectus Supplement.  Immediately following the execution of this Agreement, the Company will, subject to Section 3(b) hereof, prepare the Prospectus Supplement containing the public offering price and other selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives and the Company may deem appropriate, and will file or transmit for filing with the Commission, in accordance with Rule 424(b), copies of the Prospectus, including such Prospectus Supplement.

     SECTION 4.     Payment of Expenses.

     (a)   Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the word processing, printing and delivery to the Underwriters of this Agreement, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the printing and delivery to the Underwriters of copies of each Preliminary Prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplements thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities and (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the NASD of the terms of the sale of the Securities; provided, however, that, except as provided in this Section 4, each of the Underwriters will pay its own costs and expenses (including the fees of its counsel), transfer taxes on resale of any of the Securities by them and any advertising expenses connected with any offers it may make.

     (b)   Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) or (v) hereof, the Company shall reimburse the Underwriters severally through the Representatives for all of their out-of-pocket expenses approved in writing by the Representatives, including the reasonable fees and disbursements of one counsel for the Underwriters.

     SECTION 5.     Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company or any Material Subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a)   Effectiveness of Registration Statement.  The Registration Statement has become effective and on the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the time period prescribed by such Rule, and prior to the Closing Date, the Company shall have provided evidence satisfactory to the Representatives of such timely filing.

     (b)   Opinion of Counsel for Company.  At the Closing Date, the Representatives shall have received the favorable opinions, dated as of the Closing Date, of the General Counsel of the Company (“In-house Company Counsel”) and of Cravath, Swaine & Moore LLP (“Outside Company Counsel” and together with the In-house Company Counsel, each a “Company Counsel”) in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit D-1 and Exhibit D-2 hereto respectively, and to such further effect as counsel to the Underwriters may reasonably request.

     (c)   Opinion of Counsel for Underwriters.  At the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of Mayer, Brown, Rowe & Maw, counsel for the Underwriters.  In giving such opinion such counsel may rely without investigation, as to all matters governed by the laws of any jurisdictions other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law, upon the opinions of counsel satisfactory to the Representatives.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and of public officials.

     (d)   No Material Adverse Effect;Officers’ Certificate.  At the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) a Material Adverse Effect, and, on the Closing Date, the Representatives shall have received a certificate of the Chairman, the President, the Chief Executive Officer or an Executive Vice President or Senior Vice President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Date, to the effect that (i) to their knowledge, there has been no Material Adverse Effect, (ii) the representations and warranties of the Company in this Agreement are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Date, (iii) to their knowledge, the Company has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge, are threatened by the Commission.

     (e)   Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representatives shall have received from KMPG LLP a letter, dated the date of this Agreement and in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement or the Prospectus.

     (f)   Bring-down Comfort Letter.  At the Closing Date, the Representatives shall have received from KPMG LLP a letter, dated as of the Closing Date and in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

     (g)   Additional Documents.  At the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

     (h)   Termination of Agreement.  If any condition specified in this Section 5 shall not have been fulfilled in all material respects when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 6 and 7 hereof shall survive any such termination and remain in full force and effect.

SECTION 6.     Indemnification.

     (a)   Indemnification of Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

               (i)   against any and all loss, liability, claim, damage and expense whatsoever, as reasonably incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii)   against any and all loss, liability, claim, damage and expense whatsoever, as reasonably incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

               (iii)   against any and all expense whatsoever, as reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i7) or (ii) above, provided, however, that (i) this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through either Representative expressly for use in the Registration Statement (or any amendment thereto), or in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee and (ii) this indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any of the directors, officers, employees and agents of such Underwriter or any person controlling such Underwriter) from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Securities, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any such amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if such is required by the 1933 Act or the 1933 Act Regulations, at or prior to the written confirmation of the sale of such Securities to such person and if the Prospectus (as so amended or supplemented, if applicable) would have corrected the defect giving rise to such loss, liability, claim, damage or expense.

     (b)   Indemnification of Company, Directors and Officers.  Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through either Representative expressly for use in the Registration Statement (or any amendment thereto) or such Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto).

     (c)   Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  Counsel to the indemnified parties shall be selected by the indemnifying party to represent the indemnified party in any action for which indemnification is sought; provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel separate from their own counsel in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     SECTION 7.     Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses reasonably incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus Supplement, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

     The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, each of its officers who signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Exhibit A hereto and not joint.

     SECTION 8.     Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

     SECTION 9.     Termination of Agreement.

     (a)   Termination; General.  The Representatives may terminate this Agreement, by notice to the Company, at any time on or prior to the Closing Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, a Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by said exchange or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities or (v) if there shall have occurred, since the time of execution of this Agreement, any downgrading in the rating of any debt securities of the Company or, by any “nationally recognized statistical rating organization” (as defined by the Commission for purposes of Rule 436 under the 1933 Act) or any public announcement that any such organization has under surveillance or review its ratings on any such debt securities, (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Company has been placed on negative outlook.

     (b)   Liabilities.  If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6 and 7 hereof shall survive such termination and remain in full force and effect.

     SECTION 10.     Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non‑defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24‑hour period, then:

               (a)   if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non‑defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non‑defaulting Underwriters; or

               (b)   if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non‑defaulting Underwriter or the Company.

     No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, the Representatives shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

     SECTION 11.     Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to the Representatives at ABN AMRO Incorporated, Park Avenue Plaza, 55 East 52nd Street, New York, NY  10055, Attention of Legal Department and Wachovia Securities, LLC, One Wachovia Center, 301 South College Street, Charlotte, NC  28288-0604, Attention of Legal Department; and notices to the Company shall be directed to it at Five Garrett Mountain Plaza, West Paterson, NJ 07424, Attention of the Secretary.

     SECTION 12.     Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company  and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13.     GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 14.     Effect of Headings.  The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

     SECTION 15.     Definitions.  As used in this Agreement, the following terms have the respective meanings set forth below:

     “Commission” means the Securities and Exchange Commission.

     “Company Documents” means the Organizational Documents of the Company or a Material Subsidiary or the Subject Instruments.

     “EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

     “Existing Credit Agreement” means the three year Credit Agreement dated as of April 11, 2002 among the Company, the banks named therein and Citibank, N.A., as Administrative Agent, Wachovia Bank as Syndication Agent and ABN AMRO Bank, N.V as Documentation Agent, as amended or supplemented, if applicable, including any promissory notes, pledge agreements, security agreements, mortgages, guarantees and other instruments or agreements entered into by the Company or any of its subsidiaries in connection therewith or pursuant thereto, in each case as amended or supplemented if applicable.

     “Existing Indenture” means the Indenture, as amended or supplemented, if applicable, including any debt securities, pledge agreements, security agreements, mortgages, guarantees or other instruments or agreements entered into by the Company or any of its subsidiaries in connection therewith or pursuant thereto, in each case as amended or supplemented, if applicable.

     “GAAP” means generally accepted accounting principles in the United States.

     “Initial Registration Statement” means the Company’s registration statement on Form S-3 (Registration No. 333-51876), as amended (if applicable (including the initial post-effective amendment thereto)), at the time the initial post-effective amendment became effective, including the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act.

     “Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

     “NASD” means the National Association of Securities Dealers, Inc.

     “NYSE” means the New York Stock Exchange.

     “Organizational Documents” means (a) in the case of a corporation, its charter and by‑laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

     “Preliminary Prospectus” means any prospectus supplement used in connection with the offering of the Securities that was used before the Initial Registration Statement became effective, or that was used after such effectiveness and prior to the execution and delivery of this Agreement, in each case together with the related prospectus and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act.

     “Registration Statement” means the Initial Registration Statement; provided that, if a Rule 462(b) Registration Statement is filed with the Commission, then the term “Registration Statement” shall also include such Rule 462(b) Registration Statement.

     “Repayment Event” means any event or condition which gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company.

     “Rule 424(b)” and “Rule 462(b)” refer to such rules under the 1933 Act.

     “Rule 462(b) Registration Statement” means a registration statement filed by the Company pursuant to Rule 462(b) for the purpose of registering any of the Securities under the 1933 Act, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time such registration statement became effective.

     “Subject Instruments” means the Existing Credit Agreement and the Existing Indenture.

     “1933 Act” means the Securities Act of 1933, as amended.

     “1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

     “1934 Act” means the Securities Exchange Act of 1934, as amended.

     “1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

     “1940 Act” means the Investment Company Act of 1940, as amended.

     All references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR.

     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be.

     SECTION 16.     Automatic Assignment.  On  or  about  July  1,  2003, certain businesses of Wachovia Securities, LLC will be transferred, assigned or otherwise conveyed (the occurrence of such event, the “Transfer”) to Wachovia Capital Markets, LLC or another newly formed entity (“WCM”).  Each of the parties hereto expressly consents to the assignment by Wachovia Securities, LLC of all of its rights and obligations hereunder to WCM simultaneously with the Transfer.  Each of the parties acknowledges and agrees that upon the occurrence of the Transfer, such assignment shall be effective without any further action by any of the parties hereto and from and after the Transfer, (i) WCM shall be a party hereto and shall have all rights and obligations of Wachovia Securities, LLC hereunder and (ii) Wachovia Securities, LLC shall cease to be a party hereto and shall be released from its obligations hereunder.

[Signature Page Follows]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours, CYTEC INDUSTRIES INC
By:
/s/ James P. Cronin
Name: James P. Cronin
Title: Executive VP and CFO

CONFIRMED AND ACCEPTED, as of the date first above written:

By:   ABN AMRO INCORPORATED

By:   /s/ Paul Hatton
                 Authorized Signatory

By:   WACHOVIA SECURITIES, LLC

BY:  /s/ Wachovia Securities, LLC
                    Authorized Signatory

For themselves and as Representatives of the Underwriters named in Exhibit A hereto.

EXHIBIT A

Name of Underwriter	Principal Amount of Securities
ABN AMRO Incorporated……………………………………………...	75,000,000
Wachovia Securities, LLC……………………………………………...	75,000,000
Citigroup Global Markets Inc…………………………………………..	30,000,000
Credit Lyonnais Securities, Inc…………………………………………	10,000,000
PNC Capital Markets, Inc………………………………………………	10,000,000
Total…………………………………………………………...	$200,000,000 =================

EXHIBIT B

Underwriting Agreement dated June 24, 2003

Registration Statement No. 333-51876

Title:	4.60% Senior Notes Due 2013.
Principal Amount:	$200,000,000.
Indenture:

Indenture dated as of March 15, 1998, as supplemented by the First Supplemental Indenture dated as of May 11, 1998,  between Cytec Industries Inc. and JPMorgan Chase Bank (as successor to PNC Bank, National Association, under the Indenture), as Trustee.

Interest Rate:

4.60% per annum to July 1, 2013, commencing January 1, 2004, payable semiannually in arrears on the dates set forth below, to holders of record on the preceding December 15 or June 15, as the case may be.

Interest Payment Dates:	January 1 and July 1.
Date of Maturity:	July 1, 2013.
Purchase Price (include accrued interest or amortization, if any):	99.984%
Sinking Fund Provisions:	None.
Redemption Provisions:	As specified in the Prospectus Supplement under the caption headed “Description of the Notes—Optional Redemption.”
Authorized Denominations:	$1,000 and integral multiples thereof.
Closing Date, Time and Location:

June 27, 2003, 10:00 a.m. (unless postponed in accordance with the provisions of Section 10 of the Underwriting Agreement), at the offices of Cravath, Swaine & Moore, LLP, Worldwide Plaza, 825 Eighth Avenue, New York, NY.

EXHIBIT C
MATERIAL SUBSIDIARIES

Cytec Engineered Materials Inc.
Cytec Global Holdings Inc.
Cytec Technology Corp.

EXHIBIT D-1
FORM OF OPINION OF IN-HOUSE COMPANY COUNSEL

June 27, 2003

ABN AMRO Incorporated
Wachovia Securities, LLC
Citigroup Global Markets Inc.
Credit Lyonnais Securities Inc.
PNC Capital Markets, Inc.

     Re:     Cytec Industries Inc. (the “Corporation”)

Ladies and Gentlemen:

     I am familiar with the sale by the Corporation of an aggregate of $200,000,000 principal amount of 4.60% Notes due 2013 (collectively the “Notes”) to the several underwriters pursuant to the underwriting agreement (the “Underwriting Agreement”) dated June 24, 2003 between the Corporation and ABN AMRO Incorporated, Wachovia Securities, LLC, Citigroup Global Markets Inc., Credit Lyonnais Securities Inc., and PNC Capital Markets, Inc. (the “Underwriters”).  Capitalized terms used herein without definition have the meanings specified in the Underwriting Agreement.

     A registration statement (the “Registration Statement”) on Form S-3 (File No.333-51876) relating to the Securities was filed by the Corporation with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated under the Act, which registration statement became effective on December 22, 2000.  The Prospectus dated June 24, 2003 relating to the Notes was filed with the Commission in the manner and within the time period required by Rule 424(b). To my knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened.

     I have examined the originals, photocopies or conformed copies of all such records of the Corporation and its subsidiaries and all such agreements, certificates of public officials, certificates of officers and representatives of the Corporation and its subsidiaries and such other documents as I have deemed relevant and necessary as a basis for the opinions hereinafter expressed.  In such examinations, I have assumed the genuineness of all signatures on original documents and the conformity to the originals of all copies submitted to me as conformed or photocopies.  As to various questions of fact material to my opinion, I have relied upon representations, statements or certificates of officers and representatives of the Corporation and its subsidiaries and others.  With respect to my legal opinion in paragraphs (1), (3) and the first sentence of (4), I have relied solely on (a) certificates issued by public officials of [          ], Delaware, New Jersey, as are listed on Exhibit I hereto and (b) in the case of [          ], also on a certificate from the Director of Taxes of the Corporation.  I believe that both you and I are justified in relying on such certificates.  Based on the foregoing, it is my opinion that:

          (1)   The Corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

          (2)   The Corporation has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

          (3)   The Corporation is duly qualified as a foreign corporation to transact business and is in good standing in the State of New Jersey and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except (solely in the case of jurisdictions other than the State of New Jersey) where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (4)   Each of Cytec Engineered Materials Inc., Cytec Technology Corp. and Cytec Global Holdings Corp. (each a “Material Subsidiary”) has been duly organized and is validly existing as a corporation, in good standing under the laws of the State of Delaware, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.  Except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-accessible and are owned by the Company, directly or through subsidiaries, free and clear of any perfected security interest.

          (5)   The Underwriting Agreement has been duly authorized, executed and delivered by the Corporation.

          (6)   The Indenture has been duly authorized, executed and delivered by the Corporation and, assuming due authorization, execution and delivery by the Trustee, constitutes a legal, valid and binding instrument enforceable against the Corporation in accordance with its terms (subject to applicable bankruptcy, reorganization, moratorium, insolvency, reorganization, fraudulent transfer, or other similar laws affecting  creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding at law or in equity); and the Notes have been duly authorized by the Corporation and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will constitute legal, valid and binding obligations of the Corporation entitled to the benefits of the Indenture and enforceable against the Corporation in accordance with their terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, and other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding at law or in equity).

          (7)   The Registration Statement and any amendments thereto as of its effective date, and the Prospectus and any amendments or supplements thereto, as of their respective issue dates (in each case other than the financial statements and schedules and other financial data included therein or omitted therefrom, and the Statement of Eligibility (Form T-1) included as an exhibit to the Registration Statement, as to which I have not been called upon to, and do not, express an opinion), complied as to form in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the Trust Indenture Act.

          (8)   The documents incorporated or deemed to be incorporated by reference in the Prospectus (other than the financial statements and schedules and other financial data included therein or omitted therefrom, as to which I have  not been called upon to, and do not, express an opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

          (9)   All descriptions in the Registration Statement and the Prospectus of any Company Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements required to be described or referred to in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

          (10)   No waiver or consent under any Subject Instrument, is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement or for the offering, issuance, sale or delivery of the Securities.

          (11)   Except as otherwise disclosed in the Registration Statement and the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Corporation or any subsidiary is subject, before or brought by any court or governmental agency or body which would reasonably be expected to result in a Material Adverse Effect or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Corporation of its obligations thereunder.

          (12)   The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated in the Underwriting Agreement, the Registration Statement and the Prospectus (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Corporation with its obligations under the Underwriting Agreement do not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Corporation or any Material Subsidiary pursuant to, (x) any Subject Instrument or (y) any other material Company Document, except (solely in the case of Company Documents other than Subject Instruments) for such conflicts, breaches, or defaults or Liens that would not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Organizational Documents of the Corporation or any Material Subsidiary or any applicable law, statute, rule or regulation of the United States, the State of New York or the general corporation law of the State of Delaware or any judgment, order, writ or decree, known to us, of any government, government instrumentality or court having jurisdiction over the Corporation or any Material Subsidiary or any of their respective properties, assets or operations.

     I am admitted to practice in the State of New York and except with respect to my opinions in paragraphs (1), (3) and the first sentence of (4) above, do not express any opinion as to the laws of any jurisdiction other than the laws of the State of New York, the Delaware General Corporation Law and U.S. federal securities laws.

     Although I do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, my work in connection with this matter did not disclose any information that gave me reason to believe that as of the Effective Date, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein,  not misleading or that as of the date hereof and the date of the Prospectus includes an untrue statement of a material fact or omits to state material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading , except in each case I make no statement and express no belief with respect to the financial statements, including the notes thereto and related schedules, and other financial data and accounting information contained or incorporated by reference therein.

EXHIBIT D-2(A)

FORM OF OPINION OF OUTSIDE COMPANY COUNSEL

Cytec Industries Inc.
$200,000,000 4.60% Notes due 2013

June 24, 2003

Ladies and Gentlemen:

     We have acted as counsel for Cytec Industries Inc., a Delaware corporation (the “Company”) in connection with the purchase by the several underwriters (the “Underwriters”) listed in Exhibit A to the Underwriting Agreement dated June 24, 2003 (the “Underwriting Agreement”) among Wachovia Securities, LLC and ABN AMRO Incorporated, as representatives of the Underwriters, and the Company, from the Company of $200,000,000 aggregate principal amount of 4.60% Notes due 2013 (the “Notes”) of the Company issued pursuant to an indenture dated as of March 15, 1998, as amended by the First Supplemental Indenture dated as of May 11, 1998 (the “Indenture”), between the Company and JPMorgan Chase Bank (as successor to PNC Bank, National Association, under the Indenture), as trustee (the “Trustee”).

     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Certificate of Incorporation of the Company, as amended; (b) the By-laws of the Company; (c) resolutions adopted by the Board of the Directors of the Company on [______]; (d) the Registration Statement on Form S-3 (Registration No. 333-51876) filed with the Securities and Exchange Commission (the “Commission”) on December 15, 2000 (the “Registration Statement”) for registration under the Securities Act of 1933, as amended (the “Securities Act”), of $400,000,000 aggregate principal amount of debt securities of the Company, to be issued from time to time by the Company, as amended by Amendment No. 1 thereto filed with the Commission on December 22, 2000; (e) the related Prospectus dated December 22, 2000 (together with the documents incorporated therein by reference, the “Basic Prospectus”); (f) the Prospectus Supplement dated June 24, 2003, filed with the Commission pursuant to Rule 424(b) under the Securities Act (together with the Basic Prospectus, the “Prospectus”); (f) the Underwriting Agreement and (g) the Indenture and the form of the Notes.  We have also relied upon advice from the Commission that the Registration Statement was declared effective on December 22, 2000.

     In rendering this opinion, we have assumed (a) the genuineness of all signatures, (b) the due authorization, execution and delivery of each agreement by all parties to such agreement (other than the Company), (c) that each party to each agreement (other than the Company) has all necessary power and authority to execute and deliver the agreements to which it is a party and to perform its obligations thereunder, (d) the due authorization, execution and delivery of each of the agreements by all parties thereto (other than the Company), (e) that each of the agreements constitutes the legal, valid and binding obligation of all parties thereto (other than the Company), (f) the authenticity of all documents submitted to us as originals, and (g) the conformity to original documents of all documents submitted to us as copies.

     Based on the foregoing, we are of opinion as follows:

          1.     The Notes and the Indenture conform in all material respects to the description thereof contained in the Prospectus.  The Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

          2.     The statements made in the Prospectus under the heading “Description of the Notes” and “Description of Debt Securities”, insofar as they purport to constitute summaries of the terms of the Notes and under the heading “Certain U.S. Federal Income Tax Consequences”, insofar as they purport to describe the material U.S. Federal tax consequences of any investment in the Notes, each fairly summarize the matters therein described.

          3.     No authorization, approval or other action by, and no notice to, consent of, order of, filing with, any United States Federal, New York or, to the extent required under the General Corporation Law of the State of Delaware, Delaware governmental authority or regulatory body is required for the consummation of the transactions contemplated by the Underwriting Agreement, except such as have been obtained under the Securities Act or the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Notes by the Underwriters.

          We are admitted to practice only in the State of New York, and we express no opinion as to any matters governed by any law other than the law of the State of New York, the General Corporation Law of the State of Delaware and the Federal Law of the United States of America.

          This opinion is rendered only to you and is solely for your benefit in order to assist you in establishing appropriate defenses under applicable securities laws.  This opinion may not be relied upon by any other person (including any person that acquires Notes from you) or for any other purpose or used, circulated, quoted or otherwise referred to for any other purpose.

EXHIBIT D-2(A)

FORM OF OPINION OF OUTSIDE COMPANY COUNSEL

Cytec Industries Inc.
$200,000,000 4.60% Notes due 2013

June 27, 2003

Ladies and Gentlemen:

     We have acted as counsel for Cytec Industries Inc., a Delaware corporation (the “Company”) in connection with the purchase by the several underwriters (the “Underwriters”) listed in Exhibit A to the Underwriting Agreement dated June 24, 2003 (the “Underwriting Agreement”) among Wachovia Securities, LLC and ABN AMRO Incorporated, as representatives of the Underwriters, and the Company, from the Company of $200,000,000 aggregate principal amount of 4.60% Notes due 2013 (the “Notes”) of the Company issued pursuant to an indenture dated as of March 15, 1998, as amended by the First Supplemental Indenture dated as of May 11, 1998 (the “Indenture”), between the Company and JPMorgan Chase Bank (as successor to PNC Bank, National Association, under the Indenture), as trustee (the “Trustee”).

     In that capacity, we participated in conferences with certain officers of, and with the accountants and counsel for, the Company concerning the preparation of the Prospectus Supplement dated June 24, 2003 (together with the related Basic Prospectus (as defined herein) dated December 22, 2000, the “Prospectus”), relating to the Notes, filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act of 1933, as amended (the “Securities Act”).  The Prospectus was filed as part of the Registration Statement on Form S-3 (No. 333-51876) filed with the Commission on December 15, 2000 (the “Registration Statement”), for registration under the Securities Act of up to $400,000,000 of debt securities, to be sold from time to time by the Company, as amended by Amendment No. 1 thereto filed with the Commission on December 22, 2000, which Registration Statement includes a prospectus (together with the documents incorporated therein by reference, the “Basic Prospectus”).  The documents incorporated by reference in the Registration Statement and the Basic Prospectus were prepared and filed by the Company without our participation.

     Although we have made certain inquiries and investigations in connection with the preparation of the Prospectus, the limitations inherent in the role of outside counsel are such that we cannot and do not assume responsibility for the accuracy or completeness of the statements made in the Prospectus, except insofar as such statements relate to us and except to the extent set forth in the first sentence of paragraph 1 and paragraph 2 of our opinion to you dated the date hereof.  Subject to the foregoing, we hereby advise you that our work in connection with this matter did not disclose any information that gave us reason to believe that:(i) the Registration Statement, at the time the Registration Statement became effective, or the Prospectus, as of the date hereof (in each case except for the financial statements and other information of a statistical, accounting or financial nature included therein, and the Statement of Eligibility (Form T-1) included as an exhibit to the Registration Statement, as to which we do not express any view), was not appropriately responsive in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the applicable rules and regulations of the Commission thereunder, or (ii) the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date hereof, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (in each case except for the financial statements and other information of a statistical, accounting or financial nature included therein, as to which we do not express any view).

     We are furnishing this letter to you, as representatives of the Underwriters, solely for your benefit and the benefit of the several Underwriters in order to assist the several Underwriters in establishing appropriate defenses under applicable securities laws.  This letter may not be relied upon by any other person or for any other purpose (including by any person that acquires Notes from the several Underwriters).  It may not be used, circulated, quoted or otherwise referred to for any other purpose; provided, that any person may disclose to any other person the Federal income tax treatment and Federal income tax structure (and materials relating thereto, including tax opinions, but in any event not including the identity of the parties) of the transactions referred to in this letter.